EXHIBIT 2.2



                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made this ___ day of ______________ 2000, by and between Cobb Resources Corporation, a New Mexico corporation, ("Seller") with its principal place of business located at 302 East Jackson, West Columbia, Texas 77486, and Cobb Resources Corporation, a Texas corporation, whose address is 302 East Jackson, West Columbia, Texas 77486 (the "Buyer").

                                R E C I T A L S:

WHEREAS, Seller is the owner of the tangible and intangible assets associated or used in connection with the operation of the Seller; and

WHEREAS, Seller desires to sell and transfer certain of the assets associated or used in connection with the operation of the Seller; and

WHEREAS, the Buyer or its designee desires to acquire the assets of the Seller, upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                    PURCHASE AND SALE OF ASSETS AND PROPERTY

1.1 Assets of Seller to be Transferred to Buyer. On the Closing Date (as defined in Article VI hereof), and subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase, accept and acquire from Seller, and Seller agrees to sell, transfer, assign, convey and deliver to Buyer, the goodwill of Seller and all right, title and interest of Seller in and to the certain fixed and intangible assets of Seller associated or used in connection with the operation of the Seller set forth below (the "Purchased Assets"):

(i) The mineral royalty deed, royalty interests and net smelter royalty interests in the Copper Flat Project, New Mexico, including past due royalties, and all other contracts relating to the Copper Flat Project.

(ii) Mineral royalty and mineral leasehold interests in Texas and New Mexico including the San Juan Basin property that is approximately 1,700 acres, the interests in New Mexico leases known as Saladia, Red Dog, Fork Rock and North Regina, and all Brazoria and Calhoun County, Texas interests.

(iii)  The  Wes  Griggs  promissory  note.

(iv)   All  motor  vehicles  (one  motor  vehicle)

(v) All cash in Norwest Bank, West Columbia, Texas account number 6921021187. Signatory is Charles Cobb


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(vi)   All  cash  and  securities  in  A.G.  Edwards  Brokers  account  number
269082-496.  Signatory  is  Charles  Cobb.

(vii) All cash and securities in Midwest Discount Brokers account number 21926268. Signatory is Charles Cobb.

(viii) Telephone  numbers  and  trade  name  of  Seller.

(ix)   Office  equipment  of  Seller.

(x) Rights to receive payment under Letter Agreement among Golden Oil Company, Ralph T. McElvenny, Jr., and Seller.


1.2 Intent of the Parties. Although the exhibits and the schedules to this Agreement are intended to be complete, to the extent any rights or assets of Seller are otherwise necessary for the ownership and use of the Purchased Assets, but are not properly itemized or do not appear on the applicable exhibits where required, then, unless this Agreement otherwise provides directly for Buyer to provide for or obtain such rights or assets in a different way, the general language of Section 1.1 shall govern and such rights and assets shall nonetheless be deemed transferred to Buyer at the Closing.

1.3 Excluded Assets. For the purposes of this Agreement, the term "Purchased Assets" shall not include and Seller shall not sell or assign to Buyer, and Buyer shall not purchase or accept assignment from Seller of, any right, title or interest owned by Seller in entertainment assets (the "Excluded Assets").

                                   ARTICLE II
                               ASSUMED LIABILITIES

The Buyer shall have an obligation and shall assume the liabilities of the Seller that exist immediately prior to the Closing Date and the liabilities of the Seller that may arise in the future that are a result of the Seller's operations prior to the Closing Date.

                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

3.1 Purchase Price. As consideration for the Purchased Assets, Buyer shall caused to be delivered to the Seller, the quantity of 2,000,000 pre-reverse split shares of common stock of the Seller duly endorsed to the Seller or accompanied by duly executed stock powers.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

The  Seller  represents  and  warrants  to  Buyer  as  follows:

4.1 Organization and Capitalization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement, is duly qualified or licensed to do business and is in good standing as a foreign corporation in all states or jurisdictions that the conduct of such business requires such qualification and that the failure to be so qualified or licensed would have a material adverse effect on the business of the Seller. The authorized capital stock of Seller consists: (i) 25,000,000 shares of common stock, $.10 par value of which 8,534,257 shares are validly issued and outstanding, and (ii) 5,000,000 shares of preferred stock $.10 par value, none of which are issued and outstanding.


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4.2     Authorization  of  Agreement.  Seller  has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Seller. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Seller in connection herewith constitute the valid and legally binding obligations of the Seller enforceable against it, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

4.3 Consents. Except as set forth on Exhibit 4.3, no consent of, approval by, order or authorization of, or registration, declaration or filing by Seller with any court or any governmental or regulatory agency or authority having jurisdiction over Seller or any of its property or assets or any other person is required on the part of Buyer in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Buyer or the operation of its business after the Closing.

4.4 Title to Purchased Assets. The Seller has and will transfer to Buyer at Closing good and marketable title to all of the Purchased Assets, that are being sold to Buyer under this Agreement, free and clear of all liens, claims, charges, encumbrances, restrictions or security interests except as listed in
Exhibit 4.4. Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Purchased Assets or in any of the assets, properties or operations of Seller or used in connection with the business of Seller.

4.5 No Default. Seller is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, lease, agreement, commitment or undertaking.


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4.6     Disclosure.  No  representation  or  warranty of the Seller contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.7 No Brokerage Commission. No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

4.8 Litigation. No litigation is pending, or, to Seller's knowledge, threatened, against the Seller, or its assets or properties that seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. The Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or that would affect the Purchased Assets. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Seller or any of its assets or properties.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

Buyer  hereby  represents  and  warrants  to  Seller  as  follows:

5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing in the laws of the state of Texas, with full power and authority to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement.

5.2 Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Buyer. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Buyer in connection herewith constitute the valid and legally binding obligations of the Buyer enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.


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5.3     Disclosure.  No  representation  or  warranty of Buyer contained in this
Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.4 Litigation. No litigation is pending, or, to Buyer's knowledge, threatened, against Buyer, or its assets or properties that seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. The Buyer is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or that would affect the Purchased Assets. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Buyer or any of its assets or properties.

5.5 Brokerage Commission. No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Conditions to the Obligations of Seller. The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by the Seller for purposes of consummating such transaction.

(a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date;

(b) Buyer shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date;

(c) The Seller shall have received a certificate, dated the Closing Date and signed by the Buyer to the effect set forth in Section 6.1(a) and 6.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) The Seller shall have received each of the following, dated as of the Closing Date:

(i) Resolutions of the Buyer that authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party; and

(ii) A certificate of the State of Texas as to the existence and good standing of the Buyer and certificates of the appropriate governmental authorities of each state in which Seller is qualified or authorized to transact business as to the good standing and qualification or authorization of Buyer;


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(e)     No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Buyer; and

(f) At or prior to the Closing, the Buyer shall have shall caused to be delivered to the Seller, the quantity of 2,000,000 pre-reverse split shares of common stock of the Seller duly endorsed to the Seller or accompanied by duly executed stock powers.

6.2 Conditions to the Obligations of Buyer. The obligations of the Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Buyer for purposes of consummating such transaction.

(a) The representations and warranties of the Seller set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date;

(b) Seller shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing;

(c) The Buyer shall have received a certificate, dated the Closing Date and signed by the President of the Seller to the effect set forth in Section 6.2(a) and 6.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) Buyer shall have received each of the following, dated as of the Closing Date or, with respect to certificates of governmental authorities, dated within 30 business days prior to the Closing Date:

          (i) A certificate of the Secretary of State of New Mexico as to the existence and good standing of Seller certificates of the appropriate governmental authorities of each state in which Seller is qualified or authorized to transact business as to the good standing and qualification or authorization of Seller;

          (ii) Resolutions of the Board of Directors of Seller that authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party;

(e) Seller shall have delivered to Buyer all instruments of assignment and bills of sale necessary to transfer and convey to Buyer good and marketable title to the Purchased Assets;

(f) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Seller.


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                                   ARTICLE VII
                                   THE CLOSING

7.1 Time and Place of Closing. The Closing of the transactions provided for in this Agreement ("Closing") shall be held at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007, commencing at 11:00 a.m. Central Daylight Time on ______________ ____, 2000. The day on which the Closing occurs is referred to herein as the "Closing Date."

7.2 Related Transactions. In addition to the purchase and sale of the Purchased Assets, the following actions shall take place prior to the Closing of this Agreement:

(a) That certain Asset Purchase Agreement by and among the Seller and George Furla, Randall Emmett, Emmett/Furla Films, a California general partnership, and Randall Emmett Films, Inc., a California corporation, shall be executed, delivered and performed; and

(b) That certain Stock Purchase Agreement by and among Mr. Cobb and George Furla, Randall Emmett and Peter Benz shall be executed, delivered and performed.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1 Indemnification from the Seller. The Seller agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, its officers, directors, shareholders, employees, agents, affiliates, and assigns harmless at all times after the date of this Agreement, from and against and in respect of, any liability, claim, deficiency, loss, damage, penalty or injury, and all reasonable costs and expenses (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by Buyer arising from (a) any misrepresentation by, or breach of any covenant or warranty of Seller contained in this Agreement, or any exhibit or schedule, certificate, or other instrument furnished or to be furnished by Seller hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) that if true would be such a misrepresentation or breach; and (b) any nonfulfillment of any agreement on the part of Seller under this Agreement, or from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to Buyer hereunder.

8.2 Indemnification from the Buyer. The Buyer agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller) and hold Seller, its officers, directors, shareholders, employees, agents, affiliates and assigns harmless at all times after the date of Closing from and against, and in respect of any liability, claim, deficiency, loss, damage, or injury, and all reasonable costs and expenses (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by Seller, from (a) any misrepresentation by, or breach of any covenant or warranty of, the Buyer contained in this Agreement or any exhibit or schedule, certificate, or other agreement or instrument furnished or to be furnished by Buyer hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful), that if true, would be such a misrepresentation or breach; and (b) any nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any misrepresentation in or omission from, any certificate or other agreement or instrument furnished or to be furnished to Seller hereunder.


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8.3     Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that this Agreement applies with respect to such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.4 Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered or sent by electronic fax or overnight commercial courier or registered or certified mail, postage prepaid, addressed to the party being notified as set forth below. All such notices and communications shall be deemed to have been received (i) on the date of delivery; (ii) conformed facsimile transmission; (iii) one day after delivery to an overnight commercial courier; or (iv) on the third business day after the mailing thereof. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices to the parties hereto shall be made at the addresses set forth below:


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(a)  If  to  Seller  to:

Cobb  Resources  Corporation,  A  New  Mexico  corporation.
c/o  Emmett/Furla  Films
Warner  Hollywood  Studios--Mary  Pickford  Bldg.,  Suite  101
1041  North  Formosa  Avenue
Los  Angels,  California  90046
Fax:  (323)  850-2831

With  a  copy  to:

Owen  Naccarato
19600  Fairchild,  Suite  260
Irvine,  California  92612
Fax:  (949)  851-9262

(b)     If  to  Buyer,  to:

Cobb  Resources,  Inc.,  a  Texas  corporation
c/o  Charles  Cobb.
302  East  Jackson
West  Columbia,  Texas  77486

Fax:  (409)  345-7712

With  a  copy  to:

J.  Randel  Henderson
1201  Louisiana,  Suite  550
Houston,  Texas  77002
Fax:  (713)  659-1810

9.2 Assignment. The Buyer may assign its rights in this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

9.3 Counterparts and Facsimiles. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

9.4 Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

9.5 Entire Agreement; Amendment. This Agreement, the documents to be executed hereunder and the exhibits attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

9.6 Survival. All warranties and representations herein shall survive the Closing and shall be true and correct as of the date hereof . The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the maximum period allowed by law.

9.7 Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and the parties shall exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

9.8 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

9.9 Waiver. No waiver by any party of any default or non-performance shall be deemed a waiver of any subsequent default or non-performance, and no waiver of any kind shall be effective unless set forth in writing and signed by the party against whom such waiver is to be charged.

9.10 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

9.11 Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

9.12 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, shall be borne solely and entirely by the party that has incurred the same.

9.13 Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

9.14 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.

[Signatures  Appear  On  The  Next  Page]


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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be  executed  effective  as  of  the  day  and  year  first  above  written.

                         SELLER:
Cobb Resources Corporation, a New Mexico corporation

                         By           /s/ George Furla
                                      ---------------------------------------
                         Print name   George Furla
                         Its          Chairman and Chief Executive Officer



                         BUYER:
Cobb Resources Corporation, a Texas corporation

                         By           /s/ Charles  Cobb  IV
                                      ---------------------------------------
                                      Charles  Cobb  IV
                         Its          President


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